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                                  EXHIBIT 99.1

CONTACT: JOSEPH MACNOW
         (201) 587-1000

                                                  Park 80 West, Plaza II
                                                  Saddle Brook, New Jersey 07663

FOR IMMEDIATE RELEASE - June 2, 1998

         SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO) today announced it has entered into an agreement to acquire the leasehold interest in 888 Seventh Avenue, a 46 story office building containing approximately 847,000 square feet located in midtown Manhattan, and simultaneously has acquired 40 Fulton Street, a 29 story office building containing approximately 234,000 square feet located in downtown Manhattan. The aggregate consideration for both buildings is approximately $154.5 million.

         The acquisition of 888 Seventh Avenue is expected to be completed not later than the third quarter of 1999 in conjunction with other unrelated transactions to be effected by the seller, and is subject to customary closing conditions.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.

         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.


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